Exhibit 10.31

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

confidential

SUPPLY AND DISTRIBUTION AGREEMENT

This Supply and Distribution Agreement (“Agreement”) made effective as of February 23, 2016 (the “Effective Date”) is made between Kadmon Pharmaceuticals, LLC., a Pennsylvania Limited Liability Company (“KADMON”), with its principal place of business at 119 Commonwealth Drive, Warrendale, PA 15086 and Camber Pharmaceuticals, Inc., a Delaware company (“CAMBER”), with its principal place of business at 1031 Centennial Avenue, Piscataway, NJ 08854. CAMBER and KADMON are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.                                    WHEREAS, CAMBER has Regulatory Approval to manufacture, sell, and distribute tetrabenazine under an Abbreviated New Drug Application (“ANDA”) number *** (the “Product”) , and has, either directly or through its Affiliates, the capability to Manufacture the Product as further described in the Product Appendix in the Facility;

B.                                    WHEREAS, KADMON wishes to obtain commercial supplies of the Product from CAMBER for distribution by KADMON in the Territory; and

C.                                    WHEREAS, CAMBER desires to appoint KADMON, and KADMON desires to accept such appointment by CAMBER, as a Distributor for the purposes of marketing, selling and distributing the Product in the Territory, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth herein, the Parties agree as follows:

I.                                        DEFINITIONS.

In addition to the other terms defined elsewhere in this Agreement, the following terms will have the following meanings when used herein (any term defined in the singular will have the same meaning when used in the plural and vice versa, unless stated otherwise):

1.1                               “Affiliate” means an entity that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by, or is under common control with a Party.  For purposes of this definition, “control” means the legal or beneficial ownership of more than fifty percent (50%) of the voting or equity interests, or the power or right to direct the management and affairs of the business (including acting as the general partner of a limited partnership),

1.2                               “Applicable Law” means the applicable laws, rules, and regulations, including, without limitation, any rules, regulations, guidelines or other requirements of Regulatory Authorities relating to the Manufacture, use, marketing, storage, distribution and sale of the Product, that may be in effect from time to time in a jurisdiction in which the Product is Manufactured, used, distributed, stored, marketed or sold.

1.3                               “Batch” means a defined quantity of a Product that is (a) uniform in character and in quality; (b) identified by a unique identifier (either through a unique number or a number in

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

combination with the relevant Product code); (c) of a certain amount; and (d) Manufactured during a defined cycle of Manufacture, The specific definition of a Batch will be consistent with CAMBER’S customary practices for the Product,

1.4                               “Business Day” means all days excluding Saturdays, Sundays, and any other public holidays in the state to which the notice or other document is being sent.

1.5                               “Calendar Quarter” means each successive period of three (3) consecutive calendar months commencing on January 1, April 1, July 1 and October 1.

1.6                               “Change” means any regulatory or other substantive changes to any Materials, Specifications, quantitative formulae or any other aspect of Manufacturing process and testing methods,

1.7                               “Confidential Information” means (i) all information and materials received by either Party from the other Party pursuant to this Agreement, (ii) all Confidential Information disclosed pursuant to the Confidential Disclosure Agreement between the Parties dated October 5 2015, and (iii) the terms of this Agreement, in each case other than that portion of such information or materials that:

(a)                                 is publicly disclosed by the disclosing Party, either before or after it becomes known to the receiving Party;

(b)                                 was known to the receiving Party, without obligation to keep it confidential, prior to when it was received from the disclosing Party, as evidenced by competent written proof;

(c)                                  is subsequently disclosed to the receiving Party by a Third Party lawfully in possession of and not in breach of any obligation to keep it confidential;

(d)                                 has been publicly disclosed other than by the disclosing Party and without breach of an obligation of confidentiality with respect thereto;

(e)                                  has been independently developed by the receiving Party without the aid, application or use of Confidential Information of the disclosing Party, as evidenced by competent written proof; or

(f)                                   are required to be disclosed by either Party to any government or regulatory agency or national securities exchange.

1.8                               “Commercially Reasonable Efforts” means, with respect to the commercialization or other exploitation of the Product, the efforts and resources a Party and its Affiliates typically devote to a product of similar market potential, taking into account all relevant factors including, as applicable, efficacy and safety relative to competitive products in the marketplace, actual or anticipated regulatory approval, cost and availability of supply, the competitiveness of the marketplace, the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity) and actual or projected profitability.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.9                               “Control”, “Controls” and “Controlled” means, for a particular item of information or intellectual property right, ownership or possession of the ability to grant a license or sublicense without violating the terms of any agreement or other arrangement with any Third Party.  With respect to any intellectual property rights owned by a Third Party and Controlled under the terms of a license or other agreement, a Party will be deemed to Control such intellectual property rights solely to the extent that the applicable agreement remains in effect and permits such Control, and the grant of rights in such intellectual property is conditioned on the acceptance by the Party granted such rights of any undertaking or obligations established by the applicable license or other agreement.

1.10                        “Country” means any country and, to the extent it is not a country, any jurisdiction or territory that is part of the Territory.

1.11                        “Dispute” has the meaning set forth in Section 11.6.

1.12                        “Distributor” means an entity with rights to promote, market, offer for sale, sell, have sold, distribute and have distributed the Product within the Territory during the Term (as set forth in Section 9.1).

1.13                        “Documentation” has the meaning set forth in Section 2.3.

1.14                        “KADMON Forecast” has the meaning set forth in Section 2.7(a).

1.15                        “Facility” means the GMP validated manufacturing facility or facilities approved for Manufacture of the Product by the FDA owned or operated by CAMBER or its Affiliates.

1.16                        “FDA” means the United States government agency known as the Food and Drug Administration or any successor thereto.

1.17                        “Force Majeure” means conditions beyond the reasonable control of the Parties, including without limitation, an act of nature or terrorism, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock- out, epidemic, failure or default of public utilities or common carriers, shortages of Materials beyond the reasonable control of the parties, or destruction of production facilities or Materials by fire, earthquake, storm or like catastrophe.

1.18                        ‘‘Good Manufacturing Practices” or “GMP” means the current good manufacturing practices as promulgated by any relevant Regulatory Authority and Applicable Laws in the Territory for the manufacture and testing the Product.

1.19                        “Intellectual Property” means any intellectual property rights including, without limitation, rights in Patents, Know-How, trademarks, trademark applications, trade secrets, copyright and industrial designs.

1.20                        “CAMBER Intellectual Property” means the Intellectual Property Controlled by CAMBER, including the CAMBER Marks (defined in Section 1.23).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.21                        “Know-How” means (i) all information, techniques and data specifically relating to Manufacture of the Product, including, but not limited to, inventions, practices, methods, knowledge, know-how, skill, experience, test data (including without limitation pharmacological, toxicological, clinical, analytical and quality control data, regulatory submissions, correspondence and communications, and marketing, pricing, distribution, cost, sales, manufacturing, patent and legal data or descriptions), and (ii) compositions of matter, assays and biological materials specifically relating to development, Manufacture, use or sale of the Product.

1.22                        “Manufacture, Manufactured or Manufacturing” means all such activities as may be required for the manufacture of the Product, including without limitation (as appropriate) the planning, purchasing, manufacture, processing, compounding, storage, filling, packaging, labeling, testing, sample retention, stability testing, release and dispatch of the Product, and the disposal of waste material and such other matters as may be prescribed for the manufacture and supply of Product by the relevant Specifications and regulatory submissions requirements.

1.23                        “CAMBER Marks” means any word, name, symbol, or design, or any combination thereof, used to identify and distinguish CAMBER or the Product, including those identified on Exhibit E attached hereto.

1.24                        “Materials” means all raw materials, intermediate and active compounds and packaging components used in the Manufacture and transportation of the Product,

1.25                        “Patent(s)” means (i) unexpired letters patent that have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or any like filing thereof and (ii) pending applications for letters patent, including without limitation any provisional, converted provisional, continued prosecution application, continuation, divisional or continuation-in-part thereof.

1.26                        “Procedures” means the processing steps required to Manufacture the Product.

1.27                        “Product Appendix” means the appendix attached hereto as Exhibit A, which further describes and identifies the Product and any other mutually agreed information or parameters relating to Manufacture and distribution of such Product pursuant to this Agreement,

1.28                        “Production Standards” has the meaning set forth in Section 2.1.

1.29                        “Regulatory Applications” means all applications for Regulatory Approval submitted to or filed with a Regulatory Authority with respect to a Product,

1.30                        “Regulatory Approval” means all approvals (including without limitation supplements, amendments and pricing and reimbursement approvals), licenses, registrations or authorizations of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the manufacture, distribution, use or sale of the Product in a regulatory jurisdiction.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.31                        “Regulatory Authority” means the FDA or any successor agencies to the foregoing, in each case with jurisdiction over Regulatory Approvals or the Manufacture of the Product.

1.32                        “Shelf Life” means a period measured from the initiation of Manufacture beyond which the Product must not be used, as set by CAMBER consistent with regulatory filings for the Product.

1.33                        “Specifications” means the procedures, test results, requirements, standards and other data and documentation with respect to the Product,

1.34                        “Territory” means the United States of America,

1.35                        “Third Party” means any entity other than KADMON or CAMBER or an Affiliate of either of KADMON or CAMBER,

1.36                        “Warranty” has the meaning set forth in Section 10.2(a).

II.                                   MANUFACTURE AND SUPPLY OF PRODUCT.

2.1                               General Manufacturing Obligations.  CAMBER will Manufacture the Products only at the approved Facility in accordance with the Approved Application, Specifications, GMP and Applicable Law (collectively the “Production Standards”).  CAMBER will maintain sufficient Manufacturing capacity at the Facility to satisfy the Product requirements set out in the then-current KADMON Inventory Forecast provided pursuant to Section 2.7, CAMBER is responsible for any and all quality oversight requirements and activities in connection with Product.  CAMBER agrees to notify Kadmon immediately of any quality or regulatory actions which may adversely impact Kadmon and its distribution of the Product.

2.2                               Materials.  CAMBER will purchase all Materials and maintain the Facility (including all Regulatory Approvals in connection with Manufacturing Product at such Facility) at its sole expense.  All Materials, including raw materials and components, shall meet the Regulatory Approval Specifications, as amended or supplemented from time to time.  CAMBER will test all Materials at CAMBER’s sole expense in accordance with the applicable specifications.

2.3                               Documentation.  CAMBER will keep complete, accurate and authentic accounts, notes, data and records of the Manufacturing including but not limited to all relevant information and records relating to the Manufacture of the Product under this Agreement that may be required from time to time to be provided to any Regulatory Authority pursuant to Applicable Laws, and all Manufacturing development information relating to the Product (to the extent such information is in CAMBER’s possession) (collectively, the “Documentation”).  CAMBER will maintain complete and adequate records in accordance with and to the full extent required by Production Standards pertaining to the methods and the facility used for the Manufacture, holding and distribution of the Product.  Upon written request by KADMON with reasonable notice, CAMBER will provide to representatives of KADMON, during normal business hours, reasonable access to Documentation, where such access is necessary or reasonably useful to permit KADMON to comply with Applicable Laws.  CAMBER will maintain Documentation

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

until the later of (a) when such Documentation is no longer required by Applicable Law or other obligation to be maintained by CAMBER or KADMON, or (b) one (1) year after expiration of the Shelf Life for the applicable Batch.

2.4                               Compliance with Laws.  CAMBER will comply with all Applicable Laws including, without limitation, those applicable to (a) the transportation, storage, use, handling and disposal of hazardous materials, (b) the Manufacture of Products and (c) CAMBER’s performance of its obligations under this Agreement.  CAMBER specifically represents and warrants that it does not and will not use, in any capacity, the services of any person that is debarred under the provisions of the United States Generic Drug Diversion Act or applicable regulations under that law.  CAMBER represents and warrants to KADMON that it has and will maintain during the term of this Agreement, all government permits, licenses, registrations and approvals, including without limitation, health, safety and environmental permits, legally required for the conduct of the actions and procedures that it undertakes pursuant to this Agreement.

2.5                               Compliance with Anti-Bribery Laws.  Without limiting the generality of the foregoing, CAMBER represents, warrants, and covenants to KADMON that:  (a) it has been at all times and shall continue to be in compliance with all potentially applicable anti-bribery and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977; (b) no bribes, payments, kickbacks, gifts, hospitality, donations, loans, or anything of value have been or shall be made or received, offered, promised, or authorized, directly or indirectly, to improperly influence any act or decision of any Person, induce any Person or entity to do or omit to do any act in violation of any Person’s lawful duties, or secure any improper advantage; and (c) it has implemented a compliance and ethics program (including obligations to train contractors and sub-contractors interacting with officials of any governmental authority in connection with this Agreement) designed to prevent and detect violations of applicable anti-bribery and anti- corruption laws through its operations and the operations of its Affiliates, contractors and sub- contractors that have responsibility for Manufacturing, Products, payments or services pursuant to this Agreement, and covenants that it will maintain and enforce such compliance and ethics program at all times.

2.6                               Product Supply.  CAMBER shall supply Product to KADMON in the Territory pursuant to the following terms and conditions:

(a)                                 Delivery of Products.  CAMBER shall deliver each shipment at the location designated by KADMON within *** Business Days of the receipt of the purchase order relating to such shipment.  Title and risk of loss as to all materials shipped by CAMBER pursuant to this Agreement will pass to KADMON upon delivery to the location designated by KADMON on the applicable purchase order.

(b)                                 Invoice.  For each shipment of Product, CAMBER shall submit to KADMON an invoice for such shipment of Product, with pricing as set forth in Section 4.2.

(c)                                  Product Dating.  CAMBER agrees not to ship Product with less than *** months dating unless approved by KADMON.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(d)                                 Returns—KADMON will have the right to return all Product to CAMBER for full credit according to CAMBER’s Return Policy, attached hereto as Exhibit B.  Upon termination of the Agreement, CAMBER shall pay KADMON a full cash refund for any debit balance or credits CAMBER owes to KADMON and/or for any excess inventory of Product held by KADMON in its distribution centers.  CAMBER shall pay any such cash refund within *** days of the termination date of the Agreement.

2.7                               Forecasts and Purchase Orders.

(a)                                 Within the first *** days of the start of each Calendar Quarter, KADMON will work with CAMBER to prepare in good faith a non-binding rolling *** Calendar Quarter forecast with respect to the inventory of the Product (each, a “KADMON Inventory Forecast”).

(b)                                 CAMBER will use Commercially Reasonable Efforts to fulfill such purchase orders as submitted and will include in its response to KADMON the amount (of such purchase order that CAMBER will supply.  If, despite using Commercially Reasonable Efforts, CAMBER cannot fulfill (and thus cannot accept) purchase orders for Product, the Parties will discuss and agree on appropriate steps and both Parties will act reasonably in such circumstance.

(c)                                  All purchase orders will be sent by KADMON to CAMBER at the following address:  1031 Centennial Avenue, Piscataway, NJ 08854. CAMBER will acknowledge and either accept or reject purchase orders within *** days of receipt via email or fax to:  dan.yerace@kadmon.com or 724-778-6101.

2.8                               Pricing to KADMON for supply of Product will be as set forth in Section 4.2.

III.                              APPOINTMENT AS DISTRIBUTOR

3.1                               Appointment.  Subject to the terms and conditions set forth herein, CAMBER hereby:  (a) appoints KADMON during the term as a Distributor to promote, market, offer to sell, sell and/or distribute the Product within the Territory.

3.2                               Regulatory, Sales and Distribution Activities by KADMON and CAMBER.

(a)                                 KADMON will:

(i)                                     use its Commercially Reasonable Efforts to market, promote, sell and distribute the Product in the Territory during the Term;

(ii)                                  Notwithstanding the foregoing, the Parties acknowledge and agree that KADMON shall have no obligation to use Commercially Reasonable Efforts to sell or distribute the Product during any Calendar Quarter when CAMBER is not able to manufacture or supply the Product.

3.3                               Customer Non-Compete.  During the Term, CAMBER agrees not to directly sell the Product to those KADMON Customers set forth on Exhibit C attached hereto, In the event

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

CAMBER receives any inquiries from a KADMON Customer.  CAMBER agrees to redirect such inquires to KADMON.

IV.                               FEES AND PRODUCT PRICING.

4.1                               Purchase and Sale of Product.  During the Term, CAMBER shall sell and deliver to KADMON, and KADMON shall purchase and take delivery of the Product.

4.2                               Pricing and Invoicing.  CAMBER will manufacture and supply Product to KADMON at the prices set forth on Exhibit D attached hereto (the “Contract Price”).  CAMBER shall invoice KADMON for Product purchased by KADMON upon delivery.  Payment terms for such invoices will be ***%, *** net *** days from the date of the invoice.

4.3                               Price Protection.  CAMBER agrees to work closely with KADMON to monitor market conditions as it relates to product competitiveness throughout the term of the agreement.  Upon review and in agreement with KADMON, CAMBER will make necessary adjustments to support current customer competitiveness and new sales opportunities.  In the event that the Parties agree to reduce the Contract Price, CAMBER will pay a shelf stock adjustment to KADMON to reflect the difference between then current Contract Price and newly adjusted Contract Price.  This shelf stock adjustment will apply to both future purchases of Product and, Product then currently held by KADMON in its inventory held in KADMON’s distribution centers.

4.4                               General.  With respect to any payments to be made by one Party to the other pursuant to this Agreement (“Payments”), the Party making a Payment (the “Paying Party”) shall deduct or withhold from the Payments any Taxes that it is required by Applicable Law to deduct or withhold.

4.5                               Mode of Payment.  All Payments by the Paying Party under this Agreement shall be made by check in United States Dollars to the address noted on the relevant invoice,

4.6                               Accounting Records.  Each Party shall keep, or shall cause to be kept, for a period of three (3) years after the expiration or termination hereof or such shorter period as required by such Party’s records management policies and practices (to the extent consistent with Applicable Law), complete and accurate books and records pertaining to the performance of its obligations hereunder, including records of Detail and sampling performance, reimbursable costs and expenses incurred, sales of the Product, and alt information reasonably necessary to calculate and verify all amounts payable hereunder.

4.7                               Audit.  At the request of either Party, the other Party shall, and shall cause its and their respective Affiliates to, permit an independent certified public accountant designated by such Party, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 4.6 to ensure the other Party’s compliance of its obligations hereunder and to verify all amounts payable hereunder, including the accuracy of all reports and payments made hereunder.  CAMBER may request such audit at the end of the Initial Term.  Thereafter either Party may request an audit no more than once during any *** consecutive month period during the Term and a period of *** months thereafter and no more than once with respect to any period so examined; provided that if any such audit reveals that the audited Party

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

is or was not in material compliance with the terms of this Agreement, the auditing Party shall have the right to conduct such additional audits as may be reasonably required by such Party to determine whether the other Party has appropriately remedied such non-compliance.  The cost of any such audit shall be borne by the auditing Party, unless with respect to an audit of payments made hereunder, the audit reveals a variance of more than (***)% from reported amounts, in which case the audited Party shall bear the cost of the audit.  If any such audit concludes that additional payments were owed or that excess payments were received during such period, the owing Party shall pay the additional payments or the receiving Party shall reimburse such excess payments within *** days after the date on which such audit is completed.  For clarity, this Section 4.7 is not intended and shall not be construed to apply to records with respect to the manufacture of Product by or on behalf of CAMBER.

4.8                               Government Price Reporting.  CAMBER will be responsible for all government price reporting obligations related to the Product, including all related expenses.

V.                                    MARKETING.

5.1                               CAMBER agrees to work with KADMON to develop and agree on marketing plans, promotions and sales materials to support market opportunities for KADMON.

5.2                               The Product will carry the CAMBER Marks, KADMON may, but is not required to, use CAMBER Marks in all promotion of Products and in all Product promotional literature, in compliance with applicable laws, rules and regulations and in a manner reflecting favorably on and preserving the CAMBER Marks’ integrity.  All marketing and promotional materials that KADMON proposes to use for the Products will be subject to CAMBER review and approval prior to use.  Except as provided in this Section 5.2, KADMON will not:  (a) adopt or use any trademarks, brand names, words, logos, symbols, letters, designs or marks that are combined with CAMBER Marks so as to create combination marks, or that would be confusingly similar to CAMBER Marks; (b) modify CAMBER Marks in any way; or (c) use CAMBER Marks on or in connection with goods or services other than the Product.

VI.                               CONFIDENTIALITY.

6.1                               Treatment of Confidential Information.  During the term of this Agreement, and for a period of two (2) years after this Agreement expires or terminates, a Party receiving Confidential Information of the other Party will (i) maintain in confidence such Confidential information to the same extent such Party maintains its own proprietary industrial information of similar kind and value (but at a minimum each Party will use Commercially Reasonable Efforts to maintain Confidential Information in confidence); (ii) not disclose such Confidential Information to any Third Party without prior written consent of the disclosing Party; and (iii) not use such Confidential Information for any purpose except those purposes permitted by this Agreement.

6.2                               Authorized Disclosure.  Notwithstanding any other provision of this Agreement, each Party may disclose Confidential Information of the other Party as follows:

(a)                                 to the extent and to the persons and entities required by an applicable governmental law, rule, regulation or order; provided, however, that the Party required to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

disclose Confidential Information will first have given prompt notice to the other Party hereto to enable it to seek any available exemptions from or limitations on such disclosure requirement and will reasonably cooperate in such efforts by the other Party;

(b)                                 as necessary to file or prosecute patent applications, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary;

(c)                                  as necessary to file or maintain Regulatory Applications and Regulatory Approvals under this Agreement, but only to the extent that any such disclosure is necessary;

(d)                                 as necessary for a Party to disclose the terms of this Agreement to bona fide potential investors, or acquirers who are bound in writing by obligations of non- disclosure and non-use of the terms of this Agreement at least as stringent as those contained in this Section 6;

(e)                                  to the extent a Party is obligated or choses to do so pursuant to applicable U.S. governmental securities laws, rules and regulations by filing a copy of this Agreement with the US Securities and Exchange Commission (the “SEC”) or any national securities exchange.

VII.                          DISTRIBUTION SAFEGUARDS; RECALLS.

7.1                               Counterfeit Products.  KADMON will exercise due diligence to detect counterfeit, substandard, or otherwise adulterated or misbranded versions of the Product and to prevent those versions from entering the distribution system and reaching patients.

7.2                               Recall/Field Alert.  CAMBER shall notify KADMON as soon as practically possible of any decision that could potentially lead to a recall of Product.

VIII.                     INSPECTION RIGHTS.

8.1                               KADMON will maintain complete and accurate records of all transactions involving its purchase or sale of Products.  KADMON will permit CAMBER or its authorized representative to inspect at KADMON’s place of business any records relevant to assessing KADMON’s compliance with this Agreement and to inspect its facilities.  CAMBER will conduct any inspection upon reasonable notice to KADMON and during regular business hours

8.2                               CAMBER may inspect any facility at which KADMON receives or stores Products to verify compliance with this Agreement.  CAMBER will conduct any inspection upon reasonable notice to KADMON and during regular business hours.

IX.                               TERM AND TERMINATION.

9.1                               Term and Termination Date.  This term of this Agreement begins as of the Effective Date and continues for twelve (12) months thereafter (the “Initial Term”), unless earlier

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

terminated in accordance with this Section 9 or otherwise mutually agreed in writing by the Parties.

9.2                               Termination.

(a)                                 If either Party believes that the other is in material breach of this Agreement, then the Party holding such belief (the “Non-breaching Party”) may deliver notice of such breach to the other Party (the “Notified Party”).  The Notified Party will have *** days to cure such breach, or, if cure of such breach other than non- payment cannot reasonably be effected within such thirty (30) day period, to deliver to the Non-breaching Party a plan reasonably calculated to cure such breach within a timeframe that is reasonably prompt in light of the circumstances then prevailing.  Following delivery of such a plan, the Notified Party will devote Commercially Reasonable Efforts to carry out the plan and cure the breach,

(b)                                 If the Notified Party fails to cure a material breach of this Agreement as provided for in Section 9.2(a), then the Non-breaching Party may terminate this Agreement in its entirety upon written notice to the Notified Party.

9.3                               Effect of Termination.  Expiration or termination of this Agreement will not affect the Parties’ accrued rights and obligations.  The following provisions shall survive expiration or termination of this Agreement:  Articles I, V, VI and X, and Sections 2.6(d), 4.2, 11.2 and 11.6.  Nothing in this Section 9.3 shall be construed to give KADMON the right after expiration or termination of this Agreement to distribute or sell Product, other than to CAMBER for liquidation by KADMON of its Product inventory, or to return any inventory in accordance with Section 2.6(d).

X.                                    REPRESENTATIONS, WARRANTIES AND INDEMNITIES.

10.1                        Each Party hereby represents and warrants to the other Party as of the Effective Date as follows:

(a)                                 Such Party (i) is duly formed and in good standing under the laws of the jurisdiction of its formation, (ii) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and (iii) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.  This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered in a proceeding at law or equity.

(b)                                 All necessary consents, approvals and authorizations of all regulatory and governmental authorities required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(c)                                  The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (1) do not and will not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation, bylaws, limited partnership agreement or other similar documents of such Party, and (2) do not and will not conflict with, violate, or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

10.2                        CAMBER further represents and warrants that:

(a)                                 Ali Product delivered hereunder shall (i) as of delivery and for the duration of the Product’s Shelf Life, comply with the Production Standards (“Warranty”); (ii) be free and clear of any and all encumbrances, liens or other third party claims; (iii) be Manufactured in compliance with applicable Regulatory Standards; (iv) not be adulterated or misbranded within the meaning of the FD&C Act, and (v) not be articles that, under the provisions of Sections 404 and 505 of the FD&C Act, may not be introduced into interstate commerce.

(b)                                 CAMBER has the unrestricted right and authority to appoint KADMON as a Distributor of the Product in the Territory, and KADMON’s registration, importation, labeling, packaging, exporting, promotion, marketing, offering for sale, sale, and distribution of the Product shall not infringe or misappropriate the intellectual property rights of any Third Party.

(c)                                  The foregoing warranties shall survive any inspection, delivery, acceptance or payment by KADMON and shall be enforceable by KADMON and its Affiliates, their successors, assigns, subcontractors, distributors, dealers, agents and customers and all other entities selling or using the Product or goods into which the Products have been incorporated.

10.3                        KADMON Indemnity.  KADMON will defend, indemnify and hold harmless CAMBER, its Affiliates, its employees and agents from and against any third party claims, demands, actions, suits or proceedings (“Third Party Claims”) to the extent (a) arising out of the gross negligence or willful misconduct of KADMON or its employees, agents or contractors, in connection with its performance of its obligations under this Agreement in connection with the Product.

10.4                        CAMBER Indemnity.  CAMBER will defend, indemnify and hold harmless KADMON, its Affiliates, its employees and agents from and against any Third Party Claims to the extent (a) arising out of the failure of the Product to meet Production Standards at delivery for the duration of the Shelf Life; (b) arising out of the gross negligence, willful misconduct, violation of Applicable Law or regulation or breach of this Agreement by CAMBER or its employees, agents or contractors, (c) arising from any claim for patent infringement arising out of the use of the Products by KADMON under this Agreement, (d) arising from actual or alleged trade mark or trade name infringement resulting from the exercise or use by KADMON of any rights or licenses granted to it in respect of the CAMBER Marks under this Agreement, (e) and any Losses resulting from such Third Party Claims described in clauses (a) through (d), except,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

in each case, to the extent that KADMON has responsibility, liability or an obligation of indemnity under Section 10.3 for all or part of such Third Party Claims.

10.5                        Indemnity Procedures.  A party seeking indemnity under Sections 10.3 or 10.4 will promptly notify the other party of the Third Party Claim, provide it with full authority over the defense and settlement, cooperate at its reasonable request and expense in providing information and assistance in settlement and/or defense, and will not without its express prior written consent settle, admit liability for or otherwise compromise defense or settlement of the Third Party Claim; provided that the party seeking indemnity may be represented by separate counsel at its own expense in Third Party Claim legal proceedings.

10.6                        Limitation of Damages.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS PARAGRAPH IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTIONS 10.3 AND 10.4, OR DAMAGES AVAILABLE FOR BREACHES OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN ARTICLE 7.

10.7                        Insurance.  Each Party agrees to maintain, during the term of this Agreement and for a period of two (2) years after the or termination of this Agreement, at its sole cost and expense, with a financially solvent insurance company, a commercial general liability insurance policy that includes products liability coverage that is sufficient to cover its obligations under this Agreement.

XI.                               MISCELLANEOUS.

11.1                        Independent Contractor.  The Parties acknowledge and agree that KADMON is an independent contractor and this Agreement creates no joint venture, partnership or agency relationship between the Parties, other than expressly contemplated regarding Regulatory Approvals.  KADMON will make no representations or warranties that are binding upon CAMBER with respect to Products or otherwise.  KADMON will have no authority, and do nothing, to bind CAMBER in any way.

11.2                        Notice.  Any notice required or permitted shall be delivered upon receipt and sent by (i) delivery in person; (ii) internationally-recognized, bonded courier for next-day delivery; (iii) postal mail, certified and return receipt requested or (iv) facsimile, to the receiving party at its address or facsimile below, or to such other address of which such Party gives notice.

To KADMON:	Kadmon Pharmaceuticals, LLC
Attention: General Counsel
119 Commonwealth Drive
Warrendale, PA 15086

With Copy to:	Kadmon Corporation, LLC

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Office of General Counsel
450 East 29th Street, 16th Floor
New York, NY 10017

To CAMBER:	Camber Pharmaceuticals. Inc.
Attention: Edward Smith
1031 Centennial Avenue
Piscataway, NJ 08854

11.3                        Force Majeure.  Neither Party shall be liable for non-performance or delay in performance caused by an Event of Force Majeure.  The non-performing Party shall notify the other Party of such event of Force Majeure within seven (7) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect.  The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use, throughout the period of suspension of performance, commercially reasonable efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for ten (10) days after the date such Force Majeure commences, the Parties shall meet to discuss in good faith how to proceed in order to carry out the intent of this Agreement.  For purpose of this Agreement a Force Majeure shall not include:  (i) a Party’s failure to commit sufficient resources, financial or otherwise, to its activities under this Agreement, or (ii) general market or economic conditions.

11.4                        Assignment.  Neither Party may assign this Agreement in whole or part without the other Party’s prior written consent; any attempted or purported assignment without that consent shall be void.

11.5                        Severability:  No Waiver.  A finding that a provision of this Agreement is invalid shall not affect the validity of this Agreement’s other provisions, which shall remain in effect.  The Parties will replace the invalid provision with a valid provision that best accomplishes the Parties’ original intent.  A Party’s failure or omission to invoke a right under this Agreement in connection with an event or occurrence shall not be a waiver or affect the Party’s ability to assert that right for future events or occurrences.

11.6                        Governing Law and Dispute Resolution.  The laws of the State of Delaware, USA shall govern this Agreement and its construction.  The Parties expressly disclaim the applicability of the International Convention on the Sale of Goods to this Agreement, and it shall not apply to this Agreement.  The Parties will resolve any dispute, controversy or claim arising out of or relating to the validity, formation, enforceability, performance, breach or termination of this Agreement (“Dispute”) in accordance with this Section 11.6, with the resolution commencing by a Party notifying the other Party in writing of any Dispute it intends to so resolve.  The Parties will attempt to resolve any Dispute amicably through good faith discussions between an appropriate CAMBER associate or more senior officer and a senior executive of KADMON.

11.7                        Entire Agreement and Amendments.  This Agreement represents the Parties’ entire agreement on this subject matter and supersedes any prior agreements.  This Agreement

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

may be amended only by a writing signed and delivered by the Parties’ authorized representatives.

[Intentionally left blank; signature page follows]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

The Parties have entered this Agreement as of the Effective Date by their duly authorized representatives,

KADMON PHARMACEUTICALS, LLC

By:	/s/ Eva Heyman
Eva Heyman, Chief Commercial Officer

CAMBER, INC,

By:	/s/ [ILLEGIBLE]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

EXHIBIT A: PRODUCT APPENDIX

Product	Dosage	Unit	NDC
Tetrabenazine	12.5MG	112 CT Bottle	31722-821-11
Tetrabenazine	25MG	112 CT Bottle	31722-822-11

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

EXHIBIT B: CAMBER RETURN POLICY

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

CAMBER PHARMACEUTICALS

RETURN GOODS POLICY

POLICY STATEMENT

Camber Pharmaceuticals requires that all returns be approved by an authorized Camber Pharmaceuticals representative and accompanied by a completed Return Authorization Request. Please request Return Authorizations from our selected returns processor: Qualanex, LLC. Return Authorizations can be made by accessing the Qualanex Website at: www.qualanex.com, via telephone at 1-800-505-9291, email to customerservice@qualanex.com, or Fax at 847-775-7258. All returns require prior Camber Pharmaceuticals approval. Camber Pharmaceuticals will only accept returns from purchasers who have purchased products directly from Camber Pharmaceuticals.

RETURN GOODS POLICY

•                  Credit, less rebates and any other discounts and allowances, will be issued based on the original net purchase price, the lowest catalogue price during the previous 24 months, or the current catalogue price, whichever is lower

•                  Credit for returned product(s) will be in the form of a Credit Memo issued in a timely manner; no cash returns, and no deductions from any Invoice can be made

•                  Credit will not be issued for product(s) that has been destroyed by the purchaser without prior approval (All third party return processors must contact Qualanex for Return Authorization)

•                  Camber Pharmaceuticals representatives are prohibited from picking up or transporting product(s) for return

•                  Camber Pharmaceuticals reserves the right to destroy, without recourse, all unauthorized product(s) returned

RETURN GOODS (CREDIT)

•                  In-date product(s) with less than six (6) months of remaining shelf life and expired product(s) not more than 12 months past expiration date, in original, unopened packages. Partials will not be accepted (exception would be returns from the states of Georgia, Mississippi, and North Carolina).

•                  Concealed damage claims made within 14 days of receipt

•                  Product(s) received in error or damaged in shipping (accompanied by signed Bill of Lading noting damage) if reported to an authorized Camber Pharmaceuticals representative within fourteen (14) days of receipt and returned within thirty (30) days

•                  Products received in error or damaged in shipping to consignee (accompanied by a signed bill of lading noting such damage) if reported to Camber customer service within 5 days of receipt and returned within 30 days.

•                  Prior written approval is required for all return of all overstocked product with greater than 12 months expiration dating. All products with 12 month dating will be subject to a 15% restocking fee.

NON-RETURNABLE GOODS (NO CREDIT)

•                  Product(s) returned without prior Camber Pharmaceuticals authorization

•                  Product(s) sold on a non-returnable basis, “stickered”, marked, coded, dated, damaged, deteriorated, soiled, or adulterated in any way

•                  Product(s) involved in a sacrifice or bankruptcy sale

•                  Product(s) provided free of charge as a promotional incentive

•                  Product(s) discontinued more than one (1) year

•                  Returns received 60 days or more after date of Return Authorization

•                  Products sold that constitute “Special Handling”

•                  Product(s) purchased or distributed contrary to federal, state, or local law or Camber Pharmaceuticals policy

TRANSPORTATION CHARGES

•                  Transportation and insurance charges on all returned product(s) are the responsibility of the purchaser except when due to Camber Pharmaceuticals error as determined by Camber Pharmaceuticals.

•                  All returned product(s) must be traceable

Return Goods Policy (contd.)

Rev. 4/21/15

1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

CAMBER PHARMACEUTICALS

Return Goods Policy (contd.)

THIRD PARTY RETURN PROCESSING

Third party return processors and all returns must comply and be in accordance with all requirements of the Camber Pharmaceuticals Return Goods Policy. Any returns from non-authorized purchasers will be destroyed as stated above. Camber Pharmaceuticals will not reimburse any service fees to the purchaser or third party return processor, i.e. handling, processing, etc., or freight charges incurred. All products must be returned to Qualanex for Destruction. It is the purchaser’s responsibility to insure that third party return processors comply with the Camber Pharmaceuticals’ Return Goods Policy. All returns must be in agreement with the approved Return Authorization Request. Please request Return Authorizations from our selected returns processor: Qualanex, LLC. Return Authorizations can be made by accessing the Qualanex Website at: www.qualanex.com, via telephone at 1-800-505-9291, email to customerservice@qualanex.com, or Fax at 847-775-7258.

PROCEDURE FOR RETURNING MERCHANDISE

Step 1: Requesting a Return Authorization

a)             Direct purchasers: Please request Return Authorizations from our selected returns processor: Qualanex, LLC.
All Return Goods requests must contain the following:

Product description (name, strength, package size)

NDC # of each item to be returned

Quantity of each item to be returned

Product Lot Number

Product Expiration Date

Shipper’s complete address with contact person, telephone number and fax number

Reason for Return

b)             Return authorization will be issued for products in unopened packages within 6 months of remaining shelf life and 12 months past the expiration date.

c)              Any product return not detailed on the completed RGA will not receive credit, will not be accepted for return, and will be destroyed by Qualanex.

d)             RGA Numbers are good for 60 days from the date issued.

Step 2: Returning Merchandise

a)             Once approved, please enclose a copy of the RGA form in your shipment.

b)             Ship merchandise fully insured and freight pre-paid to:

Camber Pharmaceuticals

C/o Qualanex LLC

1410 Harris Road

Libertyville, IL 60048

DISCLAIMER

Camber Pharmaceuticals reserves the right to amend this statement of policy by written notification to the purchaser. This statement of policy shall supersede and/or serve as notice of termination of any previous agreement or policy, whether written, oral, or established through course of dealing between purchaser and Camber Pharmaceuticals with respect to the subject matter hereof.

2

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

EXHIBIT C: LIST OF KADMON CUSTOMERS

ACARIAHEALTH

ALLCARE PLUS PHARMACY

ALLCARE SPECIALTY PHARMACY LLC

AMBER PHARMACY

APEX SPECIALTY PHARMACY

APOTHECARY BY DESIGN

AUREUS HEALTH SERVICES, LLC

AVELLA

AXIUM HEALTHCARE PHARMACY

BASCOM PHARMACY

BENEVERE PHARMACY

BIOCURE, LLC

BIOPLUS SPECIALTY PHARMACY SERVICES

BIOSCRIP

BLOUNT DISCOUNT PHARMACY

BOSWELL PHARMACY

BRADLEY DRUGS

BRIOVA RX

BURMAN’S

CEDRA PHARMACY

CENTRAL DRUGS

CITY DRUGS PHARMACY

COMMCARE PHARMACY

CORRECT RX PHARMACY SERVICESS

DIAMOND DRUGS INC.

DOLPHIN HEALTH

ELWYN SPECIALTY CARE

EMPIRE SPECIALTY PHARMACY CORP.

ENCOMPASS RX

ENTRUST RX

EXACTUS PHARMACY SOLUTIONS

FIRST HEALTH PHARMACY, INC.

GIANNOTTO’S SPECIALTY PHARMACY

GLEN ROCK

GOOD HEALTH, INC.

GRUBBS CARE PHARMACY NW INC

H.C. PHARMACY CENTRAL, INC.

HCTC PHARMACY

HEALY PHARMACY

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

HEPCARE PHARMACY

INTEGRATED CARE SYSTEMS

ISLAND CARE PHARMACY

KERR HEALTH LLC

KINGS PARK SLOPE

LIV-WELL PHARMACY

MAXOR NATIONAL PHARMACY SERVICES CORP.

MED-CENTER SPECIALTY PHARMACY

MEDS IN MOTION

MEDSCRIPTS MEDICAL PHARMACY

MISSION ROAD

NATIONAL PHARMACEUTICAL (EIRIS)

NEW YORK STATE DOCS CENTRAL PHARMACY

OPTIMED SPECIALTY PHARMACY

PARKWAY PHARMACY

PAVILION PHARMACY

PHARM BLUE, LLC

PHARMACEUTICAL SPECIALTIES

PHARMACY MANAGEMENT GROUP

PHARMACY SPECIALTY GROUP

PHYSICIANS PARK PHARMACY

PRECISION HEALTHCARE

PRESCRIPTIONS SOLUTIONS

PRIME AID PHARMACY CORP.

PRIME THERAPEUTICS SPECIALTY

PROFESSIONAL HOME

QUALITY RX

RECEPT PHARMACY

RELIANT MEDICAL LLC

REEVES-SAIN

RIVER MEDICAL

ROBERTS SOUTH BANK PHARMACY

RX 21 LLC

SALVEO PHARMACY INC.

SKYEMED INC.

SKYEMED ORLANDO JUST RX

SOUTHSIDE INFUSION PHARMACY

SPECIALTY SCRIPTS PHARMACY

TLCRX, LLC

Transcript Pharmacy

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

US BIOSERVICES

VASCO RX

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

EXHIBIT D: PRICING

Product	Dosage	Unit	NDC	Price
Tetrabenazine	12.5 MG	112 CT Bottle	31722-821-11	$	*** per unit
Tetrabenazine	25 MG	112 CT Bottle	31722-822-11	$	*** per unit

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Exhibit E: CAMBER Marks

[TO BE PROVIDED BY CAMBER]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

***

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

***